                                                      Filed Pursuant to Rule 433
                                               Registration File No.: 333-130536

                     Banc of America Securities [LOGO] (TM)

             _______________________________________________________

      THE ASSET-BACKED SECURITIES REFERRED TO IN THESE MATERIALS, AND THE ASSET
POOLS BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE
POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR
ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS)
AND ARE OFFERED ON A "WHEN, AS AND IF ISSUED" BASIS. YOU UNDERSTAND THAT, WHEN
YOU ARE CONSIDERING THE PURCHASE OF THESE SECURITIES, A CONTRACT OF SALE WILL
COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS HAS BEEN
PRICED AND WE HAVE CONFIRMED THE ALLOCATION OF SECURITIES TO BE MADE TO YOU; ANY
"INDICATIONS OF INTEREST" EXPRESSED BY YOU, AND ANY "SOFT CIRCLES" GENERATED BY
US, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR YOU OR US.

      BECAUSE THE ASSET-BACKED SECURITIES ARE BEING OFFERED ON A "WHEN, AS AND
IF ISSUED" BASIS, ANY SUCH CONTRACT WILL TERMINATE, BY ITS TERMS, WITHOUT ANY
FURTHER OBLIGATION OR LIABILITY BETWEEN US, IF THE SECURITIES THEMSELVES, OR THE
PARTICULAR CLASS TO WHICH THE CONTRACT RELATES, ARE NOT ISSUED. BECAUSE THE
ASSET-BACKED SECURITIES ARE SUBJECT TO MODIFICATION OR REVISION, ANY SUCH
CONTRACT ALSO IS CONDITIONED UPON THE UNDERSTANDING THAT NO MATERIAL CHANGE WILL
OCCUR WITH RESPECT TO THE RELEVANT CLASS OF SECURITIES PRIOR TO THE CLOSING
DATE. IF A MATERIAL CHANGE DOES OCCUR WITH RESPECT TO SUCH CLASS, OUR CONTRACT
WILL TERMINATE, BY ITS TERMS, WITHOUT ANY FURTHER OBLIGATION OR LIABILITY
BETWEEN US (THE "AUTOMATIC TERMINATION"). IF AN AUTOMATIC TERMINATION OCCURS, WE
WILL PROVIDE YOU WITH REVISED OFFERING MATERIALS REFLECTING THE MATERIAL CHANGE
AND GIVE YOU AN OPPORTUNITY TO PURCHASE SUCH CLASS. TO INDICATE YOUR INTEREST IN
PURCHASING THE CLASS, YOU MUST COMMUNICATE TO US YOUR DESIRE TO DO SO WITHIN
SUCH TIMEFRAME AS MAY BE DESIGNATED IN CONNECTION WITH YOUR RECEIPT OF THE
REVISED OFFERING MATERIALS.

MBS NEW ISSUE - TERM SHEET ADDITIONAL DISCLOSURE

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-E
$632,313,000 (APPROXIMATE)

BANC OF AMERICA FUNDING CORPORATION
DEPOSITOR

BANK OF AMERICA, NATIONAL ASSOCIATION
SPONSOR

WELLS FARGO BANK, N.A.
TRUSTEE

BANK OF AMERICA, NATIONAL ASSOCIATION
SERVICER

MAY 22, 2006

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE,
WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN
(INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE
USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX
PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING
OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE
TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK
ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT
APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR
OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION
BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                                                               2

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      >   BAFC 2006-E REPLINES                                          PG. 4

      >   ASSUMPTIONS RELATING TO DECREMENT TABLES                      PG. 5

      >   DECREMENT TABLES                                              PG. 6

      >   AGGREGATE LOSS TABLES                                         PG. 11

      >   HISTORICAL VALUES OF ONE-YEAR LIBOR
          AND SIX-MONTH LIBOR                                           PG. 12

                                                                               3

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

                                                     BAFC 2006-E REPLINES

-------------------------------------------------------------------------------------------------------------------------------
                                                               CUT-OFF
           CUT-OFF            CURRENT          CURRENT NET    REMAINING
           UNPAID            MORTGAGE           MORTGAGE       TERM TO
          PRINCIPAL          INTEREST           INTEREST       STATED     LOAN      INITIAL          PERIODIC         GROSS
GROUP      BALANCE             RATE               RATE        MATURITY    AGE       RATE CAP         RATE CAP         MARGIN
-----   --------------     ------------       ------------    ---------   ----    ------------     ------------    ------------

  1         550,000.00     5.6250000000       5.2475000000       360        0     1.0000000000     1.0000000000    2.7500000000
  1         342,559.49     6.0000000000       5.6225000000       353        7     2.0000000000     2.0000000000    2.2500000000
  1       1,923,040.16     6.4638085074       6.0863085074       355        5     2.0000000000     2.0000000000    2.2500000000
  1       5,527,146.29     6.6512648207       6.2737648207       356        4     2.0000000000     2.0000000000    2.2500000000
  1         393,814.40     6.0000000000       5.6225000000       357        3     2.0000000000     2.0000000000    2.2500000000
  1         699,282.12     6.4769824481       6.0994824481       358        2     2.0000000000     2.0000000000    2.2500000000
  1       1,563,514.57     6.2508044057       5.8733044057       359        1     2.0000000000     2.0000000000    2.2500000000
  1       1,585,000.00     6.7772082019       6.3997082019       360        0     2.0000000000     2.0000000000    2.2500000000
  1          71,925.00     5.5000000000       5.1225000000       354        6     2.0000000000     2.0000000000    2.2500000000
  1         615,200.00     7.0000000000       6.6225000000       356        4     2.0000000000     2.0000000000    2.2500000000
  1       2,507,674.80     6.2508985116       5.8733985116       358        2     2.0000000000     2.0000000000    2.2500000000
  1       9,574,598.00     6.3340179922       5.9565179922       359        1     2.0000000000     2.0000000000    2.2500000000
  1      10,987,049.00     5.9813928426       5.6038928426       360        0     2.0000000000     2.0000000000    2.2500000000
  2         209,119.19     6.5000000000       6.2475000000       358        2     2.0000000000     2.0000000000    2.2500000000
  2         370,112.00     5.5000000000       5.2475000000       354        6     5.0000000000     2.0000000000    2.2500000000
  2         101,068.19     5.1250000000       4.8725000000       343       17     5.0000000000     2.0000000000    2.2500000000
  2         275,260.75     5.8750000000       5.6225000000       344       16     5.0000000000     2.0000000000    2.2500000000
  2         276,221.26     5.7500000000       5.4975000000       350       10     5.0000000000     2.0000000000    2.2500000000
  2         272,240.78     5.5000000000       5.2475000000       351        9     5.0000000000     2.0000000000    2.2500000000
  2         356,399.87     5.8750000000       5.6225000000       353        7     5.0000000000     2.0000000000    2.2500000000
  2         306,523.48     6.2500000000       5.9975000000       355        5     5.0000000000     2.0000000000    2.2500000000
  2         239,795.69     6.6250000000       6.3725000000       356        4     5.0000000000     2.0000000000    2.2500000000
  2       2,530,454.24     6.4064055111       6.1539055111       357        3     5.0000000000     2.0000000000    2.2500000000
  2       8,220,484.26     6.6091146358       6.3566146358       358        2     5.0000000000     2.0000000000    2.2500000000
  2      45,416,498.26     6.1568610314       5.9043610314       359        1     5.0000000000     2.0000000000    2.2500000000
  2      49,816,988.34     6.0612137800       5.8087137800       360        0     5.0000000000     2.0000000000    2.2500000000
  2         431,158.10     6.1250000000       5.8725000000       358        2     5.0000000000     2.0000000000    2.2500000000
  2       1,210,000.00     5.5047520661       5.2522520661       352        8     5.0000000000     2.0000000000    2.2500000000
  2       1,454,940.00     5.1993965387       4.9468965387       353        7     5.0000000000     2.0000000000    2.2500000000
  2       1,726,139.32     5.2984064664       5.0459064664       354        6     5.0000000000     2.0000000000    2.2500000000
  2       2,092,801.64     5.9263138909       5.6738138909       355        5     5.0000000000     2.0000000000    2.2500000000
  2       3,963,348.00     5.8571489307       5.6046489307       356        4     5.0000000000     2.0000000000    2.2500000000
  2      24,278,422.57     6.2127916119       5.9602916119       358        2     5.0000000000     2.0000000000    2.2500000000
  2     102,418,866.91     6.1384990982       5.8859990982       359        1     5.0000000000     2.0000000000    2.2500000000
  2     105,439,087.00     6.1789996508       5.9264996508       360        0     5.0000000000     2.0000000000    2.2500000000
  3         877,110.18     5.6250000000       5.3725000000       358        2     5.0000000000     2.0000000000    2.2500000000
  3         810,057.03     5.9393302577       5.6868302577       355        5     5.0000000000     2.0000000000    2.2500000000
  3         384,523.50     6.2500000000       5.9975000000       356        4     5.0000000000     2.0000000000    2.2500000000
  3       2,752,786.24     6.8053183254       6.5528183254       358        2     5.0000000000     2.0000000000    2.2500000000
  3       3,706,023.58     5.8948712899       5.6423712899       359        1     5.0000000000     2.0000000000    2.2500000000
  3      13,895,268.00     6.3484775177       6.0959775177       360        0     5.0000000000     2.0000000000    2.2500000000
  3         397,608.53     5.7500000000       5.4975000000       354        6     5.0000000000     2.0000000000    2.2500000000
  3       2,151,443.55     6.4665431874       6.2140431874       358        2     5.0000000000     2.0000000000    2.2500000000
  3      17,342,926.00     6.1066575862       5.8541575862       359        1     5.0000000000     2.0000000000    2.2500000000
  3      39,562,792.00     6.2780006148       6.0255006148       360        0     5.0000000000     2.0000000000    2.2500000000
  4       2,771,085.55     6.9905658267       6.7380658267       356        4     5.0000000000     2.0000000000    2.2500000000
  4       2,849,095.47     5.8545067893       5.6020067893       359        1     5.0000000000     2.0000000000    2.2500000000
  4       5,039,960.00     6.0679588727       5.8154588727       360        0     5.0000000000     2.0000000000    2.2500000000
  4         822,995.00     5.9461949951       5.6936949951       353        7     5.0000000000     2.0000000000    2.2500000000
  4         898,185.00     5.5350108831       5.2825108831       354        6     5.0000000000     2.0000000000    2.2500000000
  4         765,600.00     5.5876436782       5.3351436782       355        5     5.0000000000     2.0000000000    2.2500000000
  4       4,757,199.42     6.6602203629       6.4077203629       356        4     5.0000000000     2.0000000000    2.2500000000
  4         650,000.00     6.2500000000       5.9975000000       357        3     5.0000000000     2.0000000000    2.2500000000
  4      28,219,586.52     6.2371321908       5.9846321908       358        2     5.0000000000     2.0000000000    2.2500000000
  4      60,587,043.06     6.2796096780       6.0271096780       359        1     5.0000000000     2.0000000000    2.2500000000
  4      60,425,125.29     6.3087724373       6.0562724373       360        0     5.0000000000     2.0000000000    2.2500000000
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
                           ORIGINAL      CUT-OFF      PAYMENT
             RATE          INTEREST       MONTHS       RESET
GROUP       CEILING       ONLY TERM      TO ROLL     FREQUENCY         INDEX
-----    -------------    ---------      -------     ---------         -----

  1      11.6250000000         0             6          6            6MO LIBOR
  1      12.0000000000         0            29          12           1YR LIBOR
  1      12.4638085074         0            31          12           1YR LIBOR
  1      12.6512648207         0            32          12           1YR LIBOR
  1      12.0000000000         0            33          12           1YR LIBOR
  1      12.4769824481         0            34          12           1YR LIBOR
  1      12.2508044057         0            35          12           1YR LIBOR
  1      12.7772082019         0            36          12           1YR LIBOR
  1      11.5000000000        36            30          12           1YR LIBOR
  1      13.0000000000        36            32          12           1YR LIBOR
  1      12.2508985116        36            34          12           1YR LIBOR
  1      12.3340179922        36            35          12           1YR LIBOR
  1      11.9813928426        36            36          12           1YR LIBOR
  2      11.5000000000         0            49          12           1YR LIBOR
  2      10.5000000000        49            43          12           1YR LIBOR
  2      10.1250000000         0            43          12           1YR LIBOR
  2      10.8750000000         0            44          12           1YR LIBOR
  2      10.7500000000         0            50          12           1YR LIBOR
  2      10.5000000000         0            51          12           1YR LIBOR
  2      10.8750000000         0            53          12           1YR LIBOR
  2      11.2500000000         0            55          12           1YR LIBOR
  2      11.6250000000         0            56          12           1YR LIBOR
  2      11.4064055111         0            57          12           1YR LIBOR
  2      11.6091146358         0            58          12           1YR LIBOR
  2      11.1832592614         0            59          12           1YR LIBOR
  2      11.0612137800         0            60          12           1YR LIBOR
  2      11.1250000000         0            63          12           1YR LIBOR
  2      10.5047520661        60            52          12           1YR LIBOR
  2      10.1993965387        60            53          12           1YR LIBOR
  2      10.2984064664        60            54          12           1YR LIBOR
  2      10.9263138909        60            55          12           1YR LIBOR
  2      10.8571489307        60            56          12           1YR LIBOR
  2      11.2127916119        60            58          12           1YR LIBOR
  2      11.1397195496        60            59          12           1YR LIBOR
  2      11.1789996508        60            60          12           1YR LIBOR
  3      10.6250000000         0            72          12           1YR LIBOR
  3      10.9393302577         0            79          12           1YR LIBOR
  3      11.2500000000         0            80          12           1YR LIBOR
  3      11.8053183254         0            82          12           1YR LIBOR
  3      10.8948712899         0            83          12           1YR LIBOR
  3      11.3484775177         0            84          12           1YR LIBOR
  3      10.7500000000        84            78          12           1YR LIBOR
  3      11.4665431874        84            82          12           1YR LIBOR
  3      11.1066575862        84            83          12           1YR LIBOR
  3      11.2780006148        84            84          12           1YR LIBOR
  4      11.9905658267         0            116         12           1YR LIBOR
  4      10.8545067893         0            119         12           1YR LIBOR
  4      11.0679588727         0            120         12           1YR LIBOR
  4      10.9461949951        120           113         12           1YR LIBOR
  4      10.5350108831        120           114         12           1YR LIBOR
  4      10.5876436782        120           115         12           1YR LIBOR
  4      11.6602203629        120           116         12           1YR LIBOR
  4      11.2500000000        120           117         12           1YR LIBOR
  4      11.2371321908        120           118         12           1YR LIBOR
  4      11.2796096780        120           119         12           1YR LIBOR
  4      11.3087724373        120           120         12           1YR LIBOR
------------------------------------------------------------------------------

                                                                               4

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

                    ASSUMPTIONS RELATING TO DECREMENT TABLES

The tables set forth on the following pages have been prepared on the basis of the following assumptions (the "Modeling Assumptions"):

(a) each Loan Group consists of the hypothetical mortgage loans whose characteristics are presented in the replines on the previous page;

(b) the initial class balances and pass-through rates for the Offered
Certificates are as set forth or described in the table beginning on page 4 of the Term Sheet distributed on May 22, 2006;

(c) there are no Net Interest Shortfalls, Relief Act Reductions, delinquencies or Realized Losses with respect to the Mortgage Loans;

(d) scheduled payments of principal and interest with respect to the Mortgage
Loans are received on the applicable due date beginning on June 1, 2006;

(e) prepayments are received, together with a 30 days' interest thereon, on the last day of each month beginning in May 2006;

(f) the Mortgage Loans prepay at the indicated percentages of CPR;

(g) optional termination of the Trust does not occur;

(h) no Mortgage Loans are required to be repurchased from the Trust and no
Mortgage Loans are substituted for the Mortgage Loans included in the Trust on the Closing Date;

(i) the Certificates are issued on the Closing Date;

(j) cash payments on the Certificates are received on the 20th day of each month beginning in June 2006 in accordance with the priorities and amounts described in this prospectus supplement under "Description of the Certificates";

(k) One-Year LIBOR remains constant at 5.412% per annum; and

(l) Six Month LIBOR remains constant at 5.297% per annum.

                                                                               5

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 1-A-1 AND CLASS 1-A-2
                           -----------------------------------------------------
Distribution Date            0%     10%     20%     25%     30%     40%     50%
-----------------           ---     ---     ---     ---     ---     ---     ---
May 31, 2006                100     100     100     100     100     100     100
May 20, 2007                100      89      79      74      68      58      48
May 20, 2008                 99      80      62      54      46      34      23
May 20, 2009                 99      71      49      40      32      19      11
May 20, 2010                 98      63      38      29      22      12       5
May 20, 2011                 96      55      30      22      15       7       3
May 20, 2012                 95      49      24      16      11       4       1
May 20, 2013                 94      43      19      12       7       2       1
May 20, 2014                 92      38      15       9       5       1       *
May 20, 2015                 90      34      12       6       3       1       *
May 20, 2016                 88      30       9       5       2       *       *
May 20, 2017                 86      26       7       3       2       *       *
May 20, 2018                 84      23       6       3       1       *       *
May 20, 2019                 82      20       4       2       1       *       *
May 20, 2020                 80      17       3       1       1       *       *
May 20, 2021                 77      15       3       1       *       *       *
May 20, 2022                 74      13       2       1       *       *       *
May 20, 2023                 71      11       2       1       *       *       *
May 20, 2024                 68      10       1       *       *       *       *
May 20, 2025                 64       8       1       *       *       *       *
May 20, 2026                 60       7       1       *       *       *       *
May 20, 2027                 56       6       *       *       *       *       *
May 20, 2028                 51       5       *       *       *       *       *
May 20, 2029                 46       4       *       *       *       *       *
May 20, 2030                 41       3       *       *       *       *       *
May 20, 2031                 35       2       *       *       *       *       *
May 20, 2032                 29       2       *       *       *       *       *
May 20, 2033                 22       1       *       *       *       *       *
May 20, 2034                 15       1       *       *       *       *       *
May 20, 2035                  7       *       *       *       *       *       0
May 20, 2036                  0       0       0       0       0       0       0

Weighted Average Life to
Maturity (in years) (1)    20.51    7.76    4.16    3.28    2.66    1.86    1.38

______________________________________

(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               6

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 2-A-1 AND CLASS 2-A-2
                           -----------------------------------------------------
Distribution Date            0%     10%     20%     25%     30%     40%     50%
-----------------           ---     ---     ---     ---     ---     ---     ---
May 31, 2006                100     100     100     100     100     100     100
May 20, 2007                100      89      79      74      68      58      48
May 20, 2008                 99      80      62      54      47      34      23
May 20, 2009                 99      71      49      40      32      19      11
May 20, 2010                 98      63      39      30      22      12       5
May 20, 2011                 98      56      31      22      15       7       3
May 20, 2012                 96      49      24      16      11       4       1
May 20, 2013                 95      44      19      12       7       2       1
May 20, 2014                 93      39      15       9       5       1       *
May 20, 2015                 92      34      12       7       3       1       *
May 20, 2016                 90      30       9       5       2       *       *
May 20, 2017                 88      26       7       4       2       *       *
May 20, 2018                 86      23       6       3       1       *       *
May 20, 2019                 83      20       4       2       1       *       *
May 20, 2020                 81      18       3       1       1       *       *
May 20, 2021                 78      15       3       1       *       *       *
May 20, 2022                 75      13       2       1       *       *       *
May 20, 2023                 72      12       2       1       *       *       *
May 20, 2024                 69      10       1       *       *       *       *
May 20, 2025                 65       8       1       *       *       *       *
May 20, 2026                 61       7       1       *       *       *       *
May 20, 2027                 57       6       1       *       *       *       *
May 20, 2028                 52       5       *       *       *       *       *
May 20, 2029                 47       4       *       *       *       *       *
May 20, 2030                 42       3       *       *       *       *       *
May 20, 2031                 36       2       *       *       *       *       *
May 20, 2032                 30       2       *       *       *       *       *
May 20, 2033                 23       1       *       *       *       *       *
May 20, 2034                 16       1       *       *       *       *       *
May 20, 2035                  8       *       *       *       *       *       *
May 20, 2036                  0       0       0       0       0       0       0

Weighted Average Life to
Maturity (in years) (1)    20.81    7.83    4.19    3.29    2.67    1.87    1.38

______________________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               7

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                        CLASS 3-A-1 AND CLASS 3-A-2
                           -----------------------------------------------------
Distribution Date            0%     10%     20%     25%     30%     40%     50%
-----------------           ---     ---     ---     ---     ---     ---     ---
May 31, 2006                100     100     100     100     100     100     100
May 20, 2007                100      89      79      74      69      58      48
May 20, 2008                 99      80      62      54      47      34      23
May 20, 2009                 99      71      49      40      32      20      11
May 20, 2010                 99      63      39      30      22      12       5
May 20, 2011                 98      56      31      22      16       7       3
May 20, 2012                 98      50      25      17      11       4       1
May 20, 2013                 97      45      20      12       8       2       1
May 20, 2014                 96      39      15       9       5       1       *
May 20, 2015                 94      35      12       7       4       1       *
May 20, 2016                 92      31       9       5       2       1       *
May 20, 2017                 90      27       7       4       2       *       *
May 20, 2018                 88      24       6       3       1       *       *
May 20, 2019                 85      21       4       2       1       *       *
May 20, 2020                 83      18       3       1       1       *       *
May 20, 2021                 80      16       3       1       *       *       *
May 20, 2022                 77      14       2       1       *       *       *
May 20, 2023                 74      12       2       1       *       *       *
May 20, 2024                 70      10       1       *       *       *       *
May 20, 2025                 67       9       1       *       *       *       *
May 20, 2026                 63       7       1       *       *       *       *
May 20, 2027                 58       6       1       *       *       *       *
May 20, 2028                 54       5       *       *       *       *       *
May 20, 2029                 48       4       *       *       *       *       *
May 20, 2030                 43       3       *       *       *       *       *
May 20, 2031                 37       3       *       *       *       *       *
May 20, 2032                 31       2       *       *       *       *       *
May 20, 2033                 24       1       *       *       *       *       *
May 20, 2034                 16       1       *       *       *       *       *
May 20, 2035                  8       *       *       *       *       *       *
May 20, 2036                  0       0       0       0       0       0       0

Weighted Average Life to
Maturity (in years) (1)    21.19    7.92    4.21    3.31    2.68    1.87    1.38

____________________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               8

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                         CLASS 4-A-1 AND CLASS 4-A-2
                           -----------------------------------------------------
Distribution Date            0%     10%     20%     25%     30%     40%     50%
-----------------           ---     ---     ---     ---     ---     ---     ---
May 31, 2006                100     100     100     100     100     100     100
May 20, 2007                100      90      79      74      69      58      48
May 20, 2008                100      80      62      54      47      34      23
May 20, 2009                100      72      49      40      32      20      11
May 20, 2010                100      64      39      30      22      12       5
May 20, 2011                100      57      31      22      16       7       3
May 20, 2012                 99      51      25      17      11       4       1
May 20, 2013                 99      46      20      13       8       3       1
May 20, 2014                 99      41      16       9       5       2       *
May 20, 2015                 99      37      13       7       4       1       *
May 20, 2016                 99      33      10       5       3       1       *
May 20, 2017                 97      29       8       4       2       *       *
May 20, 2018                 94      26       6       3       1       *       *
May 20, 2019                 92      22       5       2       1       *       *
May 20, 2020                 89      20       4       2       1       *       *
May 20, 2021                 86      17       3       1       *       *       *
May 20, 2022                 83      15       2       1       *       *       *
May 20, 2023                 79      13       2       1       *       *       *
May 20, 2024                 76      11       1       *       *       *       *
May 20, 2025                 72       9       1       *       *       *       *
May 20, 2026                 67       8       1       *       *       *       *
May 20, 2027                 62       7       1       *       *       *       *
May 20, 2028                 57       5       *       *       *       *       *
May 20, 2029                 52       4       *       *       *       *       *
May 20, 2030                 46       4       *       *       *       *       *
May 20, 2031                 40       3       *       *       *       *       *
May 20, 2032                 33       2       *       *       *       *       *
May 20, 2033                 25       1       *       *       *       *       *
May 20, 2034                 17       1       *       *       *       *       *
May 20, 2035                  9       *       *       *       *       *       *
May 20, 2036                  0       0       0       0       0       0       0

Weighted Average Life to
Maturity (in years) (1)    22.21    8.16    4.28    3.35    2.70    1.88    1.38

_______________________________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                               9

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PERCENTAGE OF INITIAL CLASS BALANCE OUTSTANDING
                           AT THE RESPECTIVE PERCENTAGES OF CPR SET FORTH BELOW:

                                     CLASS B-1, CLASS B-2 AND CLASS B-3
                           -----------------------------------------------------
Distribution Date            0%     10%     20%     25%     30%     40%     50%
-----------------           ---     ---     ---     ---     ---     ---     ---
May 31, 2006                100     100     100     100     100     100     100
May 20, 2007                100     100     100     100     100     100     100
May 20, 2008                 99      99      99      99      99      86      71
May 20, 2009                 99      99      99      91      83      66      50
May 20, 2010                 99      99      82      68      58      40      25
May 20, 2011                 98      98      65      51      40      24      12
May 20, 2012                 97      97      52      38      28      14       6
May 20, 2013                 96      92      41      28      19       8       3
May 20, 2014                 95      82      32      21      13       5       2
May 20, 2015                 94      73      26      15       9       3       1
May 20, 2016                 92      64      20      11       6       2       *
May 20, 2017                 90      57      16       8       4       1       *
May 20, 2018                 88      50      12       6       3       1       *
May 20, 2019                 86      44      10       4       2       *       *
May 20, 2020                 83      38       7       3       1       *       *
May 20, 2021                 80      33       6       2       1       *       *
May 20, 2022                 77      29       4       2       1       *       *
May 20, 2023                 74      25       3       1       *       *       *
May 20, 2024                 71      21       3       1       *       *       *
May 20, 2025                 67      18       2       1       *       *       *
May 20, 2026                 63      15       1       *       *       *       *
May 20, 2027                 58      13       1       *       *       *       *
May 20, 2028                 54      11       1       *       *       *       *
May 20, 2029                 49       9       1       *       *       *       *
May 20, 2030                 43       7       *       *       *       *       *
May 20, 2031                 37       5       *       *       *       *       *
May 20, 2032                 31       4       *       *       *       *       *
May 20, 2033                 24       3       *       *       *       *       *
May 20, 2034                 16       2       *       *       *       *       *
May 20, 2035                  8       1       *       *       *       *       *
May 20, 2036                  0       0       0       0       0       0       0

Weighted Average Life to
Maturity (in years) (1)    21.21   13.38    7.35    6.03    5.19    4.01    3.17

_____________________
(1)   The weighted average life of a class of Certificates is determined by (i)
      multiplying the amount of each distribution in reduction of the class balance by the number of years from the date of the issuance of such class to the related Distribution Date, (ii) adding the results and (iii)
      dividing the sum by the initial class balance.

*     Less than 0.5%, but greater than Zero.
--------------------------------------------------------------------------------

                                                                              10

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BAFC 2006-E     $632,313,000 (approximate)
--------------------------------------------------------------------------------

                AGGREGATE REALIZED LOSSES FOR THE MORTGAGE LOANS

The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans in the aggregate, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date.

-------------------------------------------------------------------------------------------------------------------------
                                          SENSITIVITY OF PRE-TAX YIELDS TO MATURITY OF ALL CERTIFICATES
                                                        TO PREPAYMENTS AND REALIZED LOSSES

                                                                PERCENTAGE OF CPR
                                       ----------------------------------------------------------------------------------
                            LOSS
                         SERVERITY
PERCENTAGE OF SDA        PERCENTAGE      0%         10%          20%          25%         30%          40%         50%
-----------------        ----------     ----        ----         ----         ----        ----         ----        ----

75%                         25%         0.76%       0.46%        0.29%        0.24%       0.19%        0.13%       0.08%
75%                         50%         1.52        0.92         0.59         0.47        0.38         0.25        0.17
100%                        25%         1.01        0.61         0.39         0.32        0.26         0.17        0.11
100%                        50%         2.01        1.22         0.78         0.63        0.51         0.34        0.22
150%                        25%         1.49        0.91         0.58         0.47        0.38         0.25        0.17
150%                        50%         2.99        1.82         1.17         0.94        0.76         0.50        0.33
200%                        25%         1.97        1.21         0.77         0.62        0.51         0.33        0.22
200%                        50%         3.95        2.41         1.55         1.25        1.01         0.67        0.44
-------------------------------------------------------------------------------------------------------------------------

                                                                              11

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

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BAFC 2006-E     $632,313,000 (approximate)
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                       HISTORICAL VALUES OF ONE-YEAR LIBOR

Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of One-Year LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                                                     YEAR
                                                        --------------------------------------------------------------
MONTH                                                     2006        2005      2004      2003       2002       2001
                                                        --------------------------------------------------------------

January...............................................    4.85%       3.11%     1.48%     1.46%      2.40%      5.94%
February..............................................    4.95        3.27      1.47      1.46       2.57       5.11
March.................................................    5.12        3.57      1.37      1.38       2.48       4.91
April.................................................    5.29        3.81      1.34      1.27       3.06       4.58
May...................................................    5.38        3.71      1.82      1.29       2.64       4.44
June..................................................      --        3.76      2.11      1.25       2.60       4.17
July..................................................      --        3.90      2.39      1.16       2.27       4.19
August................................................      --        4.22      2.35      1.44       1.97       3.80
September.............................................      --        4.13      2.26      1.45       1.92       3.59
October...............................................      --        4.48      2.49      1.24       1.66       2.68
November..............................................      --        4.72      2.54      1.48       1.62       2.29
December..............................................      --        4.82      2.96      1.60       1.73       2.34

                      HISTORICAL VALUES OF SIX-MONTH LIBOR

Listed below are historical values of Six-Month LIBOR available as of the first business day in the month shown below. The values shown are intended only to provide an historical summary of the movements of Six-Month LIBOR and may not be indicative of future rates. The source of the values shown below is British
Bankers' Association.

                                                                                     YEAR
                                                        --------------------------------------------------------------
MONTH                                                     2006        2005      2004      2003       2002       2001
                                                        --------------------------------------------------------------

January...............................................    4.71%       2.79%     1.22%     1.38%      1.96%      6.16%
February..............................................    4.82        2.97      1.21      1.35       2.08       5.22
March.................................................    4.98        3.19      1.17      1.34       2.04       4.95
April.................................................    5.14        3.39      1.16      1.23       2.36       4.64
May...................................................    5.25        3.43      1.38      1.26       2.12       4.30
June..................................................      --        3.54      1.61      1.24       2.08       3.93
July..................................................      --        3.73      1.90      1.12       1.95       3.90
August................................................      --        3.95      1.94      1.21       1.83       3.67
September.............................................      --        4.00      1.98      1.20       1.80       3.47
October...............................................      --        4.27      2.20      1.16       1.66       2.54
November..............................................      --        4.47      2.32      1.23       1.57       2.17
December..............................................      --        4.63      2.63      1.27       1.47       2.00

                                                                              12

BANC OF AMERICA SECURITIES LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

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